Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of PEDEVCO CORP. on Form S-1 Amendment No. 4 dated March 26, 2013 of our report dated March 22, 2013 relating to the consolidated financial statements for the year ended December 31, 2012 included in the Annual Report on Form 10-K of PEDEVCO CORP.  We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBHs CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, TX

March 26, 2013